UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2023

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PATRIOT NATIONAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 252-5900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2023, Patriot National Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Patriot Bank, N.A. (the “Bank”) appointed Ms. Grace Doherty as a member to their respective board of directors, effective immediately.

Ms. Doherty is a financial services executive and consultant, experienced in developing innovative digital product strategies and programs for financial service companies. In January 2021, Ms. Doherty founded Serafina Strategic Consulting, through which she has been acting as an independent strategic consultant for clients in the financial service industry, including TD Bank and Mill Cities Community Investments,  From September 2018 to December 2020, Ms. Doherty worked at Sterling National Bank, serving first as Group Product Director in the Retail Division and then as Group Director in the Digital Bank Division, where she focused on developing business strategy and product development. From September 2017 to September 2018, Ms. Doherty served as Vice President and Business Banking Digital Lending Product Manager in Eastern Bank, where she managed the development of product features for small business banking platforms. Ms. Doherty founded Innova Small Business Solutions, through which she acted as Independent Strategic Consultant for small businesses and non-profit agencies from March 2016 to Sept 2017. From May 2014 to March 2016, Ms. Doherty served as Director of Retail Products in the Consumer and Small Business Retail Division in Amalgamated Bank. Previously, Ms. Doherty served as Vice President in the New Product Development Division at Boston Financial Data Services and as Vice President at Santander Bank, in the Small Business, Asset Management and Insurance Divisions. Ms. Doherty received a Bachelor of Arts degree from Duke University, a master’s in public policy from the University of Massachusetts, and an MBA from McCallum Graduate School of Business at Bentley University.

As a non-employee director of the Company, Ms. Doherty is entitled to receive an annual cash retainer fee and an annual equity grant of restricted stock units with a vesting schedule. In addition, like other non-employee directors of the Company, she will receive additional cash fees for attending each meeting of the board of directors and committees that she may be appointed to.

Ms. Doherty has been appointed to the Asset and Liability Committee, and also the Risk Oversight Committee, of both the Company and the Bank.

Item 7.01. Regulation FD Disclosure.

On July 21, 2023, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding Ms. Doherty’s appointment.

The information contained in this section of the Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of Patriot National Bancorp, Inc., dated July 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: July 21, 2023	By:	/s/ David Lowery
David Lowery
Chief Executive Officer